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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 18, 1998

                         Commission file number 0-17684
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                       ML/EQ Real Estate Portfolio, L.P.
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      (Exact name of registrant as specified in its governing instrument)


             Delaware                                 58-1739523
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     (State of Organization)             (I.R.S. Employer Identification No.)


          3424 Peachtree Road N.E., Suite 800, Atlanta, Georgia 30326
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          (Address of principal executive office)          (Zip Code)

    (Registrant's telephone number, including area code)      (404) 239-5002
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                               REPORT ON FORM 8-K



Item 5. Other Events


     On December 18, 1998, EML Associates, (the "Venture"), in which ML/EQ Real Estate Portfolio, L.P. (the "Partnership") holds an 80% interest, completed the sale of 1850 Westfork Drive at a cash price of $2,600,000. Prior to the sale, 1850 Westfork Drive was wholly owned by the Venture. The Venture received $2,494,315.87 in cash at closing, after deductions for closing costs and prorations. The sale resulted in a loss of $19,784.89 to the Venture. The Venture had previously recorded losses of $650,000 to reduce 1850 Westfork Drive's carrying value to its estimated net realizable value.
     On January 27, 1999, the Venture completed the sale of Richland Mall in Richland Township, Pennsylvania, at a cash price of $9,010,000. Prior to the sale, Richland Mall was wholly owned by the Venture. The Venture received $8,711,850.25 in cash at closing, after deductions for closing costs and prorations. The sale resulted in a loss of $71.562.03 to the Venture. The Venture had previously recorded losses of $5,155,515.69 to reduce Richland Mall's carrying value to its estimated net realizable value.
     The purchasers of 1850 Westfork Drive and Richland Mall, respectively, are unaffiliated with the Partnership and the Venture, and the transactions were negotiated at arm's length. In addition, the $6,000,000 Jericho Village mortgage matured February 1, 1999, and was paid off in full by the borrower.
     The Partnership will be making special distributions of $0.45 and $1.61 per BAC on February 26, 1999, representing a return of capital from the sale and financing proceeds, to BAC Holders of record as of December 18, 1998 and January 27, 1999, respectively. The Partnership will be making another special distribution of $1.11 per BAC on March 12, 1999, representing a return of capital from the sale and financing proceeds, to BAC Holders of record as of February 1, 1999.
     Under the Guaranty Agreement, EREIM LP Associates has agreed to pay to the Partnership an amount which when added to all distributions from the Partnership to BAC Holders will enable the Partnership to provide BAC Holders with a minimum return equal to their initial capital contributions ($20 per BAC) plus a 9.75% simple annual return on their adjusted capital contribution (which is defined as $20 per BAC reduced by distributions from sale or financing proceeds) calculated from the dates of investor closings. The unpaid cumulative minimum return under the Guaranty Agreement as of December 31, 1998 was $23.16 per BAC, which will be reduced by $2.06 per BAC, after the February 26, 1999 distributions and $1.11 per BAC after the March 12, 1999 distribution. The unpaid cumulative minimum return under the Guaranty Agreement does not necessarily represent the price at which a BAC may be purchased or sold.
     While the Partnership Agreement provides that the term of the Partnership may extend until December 31, 2002, the Partnership's present intention is to sell the three remaining properties in advance of the foregoing date. With that in mind, the Partnership is continuing its efforts to sell or position for sale these remaining properties. However, there is no certainty as to when the remaining properties will be sold.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on behalf of the undersigned hereunto duly authorized.


                                   ML/EQ Real Estate Portfolio, L.P.

                                   By: EREIM Management Corp.
                                   Managing General Partner


                                   By: Patricia C. Snedeker
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                                   Patricia C. Snedeker
                                   Vice President, Controller and Treasurer
                                   (Principle Accounting Officer)

Dated: February 17, 1999